NEWS RELEASE	220 Liberty Street Warsaw, NY 14569

For Additional Information:
Karl F. Krebs
Executive VP & CFO
Phone: 585.786.1125
Email: KFKrebs@fiiwarsaw.com

FINANCIAL INSTITUTIONS, INC. ANNOUNCES 80% EARNINGS GROWTH
FOR THE FIRST QUARTER OF 2010

WARSAW, N.Y., April 29, 2010 — Financial Institutions, Inc. (Nasdaq: FISI) (the “Company”), the parent company of Five Star Bank, today reported net income for the quarter ended March 31, 2010 of $5.328 million or $0.40 per diluted share, an increase of 80% compared to net income of $2.967 million or $0.19 per diluted share, for the same period a year ago.

Highlights for the first quarter of 2010 were as follows:

•	Net interest margin increased to 4.12% in the first quarter, an increase of 6 basis points from the fourth quarter of 2009 and 3 basis points from the similar quarter in 2009.

•	Net interest income increased $1.9 million or 11% compared to the first quarter of 2009.

•	A $1.3 million reduction in noninterest expense, 8% less than the same quarter last year.

•	Solid earnings contribute to leverage capital ratio of 8.32% and total risk-based capital ratio of 13.63% at March 31, 2010, far exceeding regulatory minimums.

•	Total deposits were up $106.9 million or 6% from December 31, 2009.

•	Net charge-offs of $573 thousand were down 49% and 43% compared with the fourth and first quarters of 2009, respectively.

•	Non-performing assets decreased $2.3 million from December 31, 2009.

“The significantly improved results for the first quarter reflect our ongoing efforts to unlock our full potential. Our disciplined approach to meeting the financial needs of the communities we serve, through one of the most challenging periods in recent banking history, has been rewarded with solid balance sheet growth, an increase of over 10% in net interest income from the first quarter of last year, substantial decreases in noninterest expense and net charge-offs, lower non-performing assets, and of course, the resulting 80% earnings growth from the first quarter of 2009,” said Peter G. Humphrey, President and Chief Executive Officer. “Our communities and shareholders will continue to benefit from our strong capital, liquidity and asset quality.”

Net Interest Income and Net Interest Margin

Net interest income for the first quarter of 2010 totaled $19.3 million, an increase of $1.9 million or 11%, compared to the same quarter in 2009. Similarly, the Company’s net interest margin increased during the first quarter of 2010 to 4.12%, compared to 4.09% during the same quarter of 2009. Yields on earning assets declined to 5.08% in the first quarter of 2010 compared to 5.39% during the first quarter of 2009. This decline was more than offset by savings in the Company’s cost of funds, which declined 34 basis points from 1.30% during the first quarter of 2009 to 0.96% during the first quarter of 2010.

Noninterest Income

Noninterest income for the quarter ended March 31, 2010 was $4.1 million, a decrease of $608 thousand from the same period last year. Other-than-temporary impairment charges (“OTTI”) on investment securities included in noninterest income amounted to $526 thousand during the first quarter of 2010 compared to $50 thousand during the first quarter of 2009. Absent the OTTI charges and net gains from securities sales, noninterest income increased 2% when comparing the first quarter of 2010 to that of 2009.

Noninterest Expense

Due in part to the Company’s cost control measures, noninterest expenses have decreased $1.3 million or 8% during the current quarter compared to the first quarter of 2009. Decreases totaling $1.1 million in salaries and employee benefits, professional services and other noninterest expense accounted for the majority of the savings. Salaries and employee benefits expense was favorably impacted by lower incentive compensation and pension benefit costs, while the decrease in professional services resulted from lower expense associated with loan workouts and consulting services. The decrease in other noninterest expense reflects general cost reductions in other operating expenses.

Balance Sheet

Total assets at March 31, 2010 were $2.156 billion, up $93.7 million from $2.062 billion at December 31, 2009. Total loans were $1.268 billion and represented 59% of total assets at March 31, 2010, compared to $1.264 billion and 61% of total assets at December 31, 2009. Total deposits increased $106.9 million to $1.850 billion at March 31, 2010, versus $1.743 billion at December 31, 2009. The majority of deposit growth in the first quarter occurred as a result of higher deposit balances being maintained by existing municipal clients. Total investment securities were $683.2 million at March 31, 2010, up $63.1 million from $620.1 million at December 31, 2009.

The Company’s leverage ratio was 8.32% and its total risk-based capital ratio was 13.63% at the end of the first quarter, both of which comfortably exceeded the regulatory thresholds required to be classified as a “well capitalized” institution as established by the Company’s primary banking regulators.

Asset Quality and Provision for Loan Losses

The Company’s loan portfolio continues to benefit from responsible underwriting and lending practices. Non-performing assets were $8.1 million or 0.38% of total assets at March 31, 2010, and $10.4 million or 0.51% of total assets at December 31, 2009. During the first quarter of 2010 the Company collected substantially all of the $1.9 million commercial relationship included in accruing loans past due 90 days or more at December 31, 2009. The ratio of non-performing loans to total loans was 0.53% at March 31, 2010 versus 0.69% at December 31, 2009 and 0.79% at March 31, 2009. A $354 thousand decrease in non-performing investment securities to $661 thousand at March 31, 2010 also contributed to the overall reduction in non-performing assets.

The allowance for loan losses totaled $20.6 million at March 31, 2010 compared to $20.7 million at December 31, 2009. The ratio of allowance for loan losses to non-performing loans improved to 308% at March 31, 2010, up from 239% at December 31, 2009.

The provision for loan losses was $418 thousand in the first quarter, a decrease of $1.5 million compared with the first quarter of 2009 and a decrease of $670 thousand compared with the fourth quarter of 2009. The decrease in the provision for loan losses is largely due to a 43% decline in net charge-offs compared with the first quarter of 2009, and a decline of 49% compared with the fourth quarter of 2009. Net charge-offs were $573 thousand in the first quarter, compared with $1.0 million in the same quarter last year and $1.1 million in the fourth quarter of 2009. Net charge-offs for the first quarter of 2010 include a $354 thousand recovery on one commercial real estate relationship which was charged off during 2008 and 2009.

About Financial Institutions, Inc.

With approximately $2.2 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 70 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. The consolidated entity employs over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, the attitudes and preferences of its customers, the competitive environment, fluctuations in the fair value of securities in the investment portfolio, and general economic and credit market conditions nationally and regionally, The Company undertakes no obligation to revise these statements following the date of this press release.

*****FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2010	2009
	March 31,	December 31,	September 30,	June 30,	March 31,
SELECTED BALANCE SHEET DATA
(Amounts in thousands)
Cash and cash equivalents:
Cash and due from banks	$38,081	42,874	48,721	41,405	48,073
Federal funds sold and interest-earning deposits	33,793	85	11,385	39,910	74,616

Total cash and cash equivalents	71,874	42,959	60,106	81,315	122,689
Investment securities:
Available for sale	648,667	580,501	625,744	498,561	553,710
Held-to-maturity	34,556	39,573	45,056	47,465	60,675

Total investment securities	683,223	620,074	670,800	546,026	614,385
Loans:
Commercial	208,976	206,383	218,793	219,145	193,862
Commercial mortgage	331,870	330,748	317,804	304,508	289,343
Residential mortgage	142,406	144,636	148,479	152,931	173,124
Home equity	200,287	200,684	198,538	194,007	189,250
Consumer indirect	356,873	352,611	345,448	319,735	283,465
Other consumer	27,769	29,365	31,332	31,251	31,190

Total loans	1,268,181	1,264,427	1,260,394	1,221,577	1,160,234
Allowance for loan losses	20,586	20,741	20,782	20,614	19,657

Total loans, net	1,247,595	1,243,686	1,239,612	1,200,693	1,140,577
Total interest-earning assets (1) (2)	1,979,875	1,881,887	1,934,786	1,802,489	1,843,522
Goodwill	37,369	37,369	37,369	37,369	37,369
Total assets	2,156,055	2,062,389	2,138,205	1,996,724	2,030,429
Deposits:
Noninterest-bearing demand	308,822	324,303	298,972	292,825	279,284
Interest-bearing demand	409,094	363,698	383,982	357,443	392,353
Savings and money market	426,330	368,603	402,042	366,373	396,644
Certificates of deposit	705,628	686,351	712,182	683,619	668,999

Total deposits	1,849,874	1,742,955	1,797,178	1,700,260	1,737,280
Borrowings	83,454	106,390	120,113	79,977	78,761
Total interest-bearing liabilities	1,624,506	1,525,042	1,618,319	1,487,412	1,536,757
Shareholders’ equity	203,603	198,294	195,935	192,455	191,676
Common shareholders’ equity (3)	150,095	144,876	142,605	139,213	138,519
Tangible common shareholders’ equity (4)	112,726	107,507	105,176	101,712	100,946
Securities available for sale – fair value adjustment
included in shareholders’ equity, net of tax	$3,263	1,655	4,778	3,081	3,503
Common shares outstanding	10,920	10,820	10,818	10,821	10,805
Treasury shares	428	528	530	527	543
CAPITAL RATIOS
Leverage ratio	8.32%	7.96	7.89	7.84	7.96
Tier 1 risk-based capital	12.37%	11.95	10.73	10.69	11.23
Total risk based capital	13.63%	13.21	11.98	11.94	12.49
Common equity to assets	6.96%	7.02	6.67	6.97	6.82
Tangible common equity to tangible assets (4)	5.32%	5.31	5.01	5.19	5.07
Common book value per share	$13.74	13.39	13.18	12.86	12.82
Tangible common book value per share (4)	$10.32	9.94	9.72	9.40	9.34

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2010	2009
	First	Year ended	Fourth Third		Second	First
	Quarter	December 31,	Quarter Quarter		Quarter	Quarter
SELECTED INCOME STATEMENT DATA
(Dollar amounts in thousands)
Interest income	$23,824	94,482	24,390	23,697	23,302	23,093
Interest expense	4,572	22,217	5,175	5,619	5,657	5,766

Net interest income	19,252	72,265	19,215	18,078	17,645	17,327
Provision for loan losses	418	7,702	1,088	2,620	2,088	1,906

Net interest income after provision
for loan losses	18,834	64,563	18,127	15,458	15,557	15,421

Noninterest income:
Service charges on deposits	2,230	10,065	2,585	2,643	2,517	2,320
ATM and debit card	934	3,610	971	920	908	811
Loan servicing	280	1,308	277	304	470	257
Company owned life insurance	269	1,096	290	271	275	260
Broker-dealer fees and commissions	380	1,022	281	238	234	269
Net gain on sale of loans held for sale	62	699	154	129	246	170
Net gain on investment securities	6	3,429	501	1,721	1,153	54
Impairment charge on investment securities	(526)	(4,666)	(565)	(2,318)	(1,733)	(50)
Net gain on sale of other assets	2	180	3	19	—	158
Other	446	2,052	686	479	445	442

Total noninterest income	4,083	18,795	5,183	4,406	4,515	4,691

Noninterest expense:
Salaries and employee benefits	8,247	33,634	8,213	8,253	8,437	8,731
Occupancy and equipment	2,771	11,062	2,773	2,730	2,683	2,876
Professional services	606	2,524	552	532	591	849
FDIC assessments	602	3,651	625	753	1,593	680
Computer and data processing	571	2,340	583	578	562	617
Supplies and postage	445	1,846	432	473	476	465
Advertising and promotions	187	949	299	227	249	174
Other	1,309	6,771	1,640	1,596	1,849	1,686

Total noninterest expense	14,738	62,777	15,117	15,142	16,440	16,078

Income before income taxes	8,179	20,581	8,193	4,722	3,632	4,034
Income tax expense	2,851	6,140	2,756	1,313	1,004	1,067

Net income	$5,328	14,441	5,437	3,409	2,628	2,967

Preferred stock dividends	929	3,697	927	927	925	918
Net income applicable to
common shareholders	$4,399	10,744	4,510	2,482	1,703	2,049

STOCK AND RELATED PER SHARE DATA
Net income per share – basic	$0.41	0.99	0.42	0.23	0.16	0.19
Net income per share – diluted	$0.40	0.99	0.42	0.23	0.16	0.19
Cash dividends declared on common stock	$0.10	0.40	0.10	0.10	0.10	0.10
Common dividend payout ratio (5)	24.39%	40.40	23.81	43.48	62.50	52.63
Dividend yield (annualized)	2.77%	3.40	3.37	3.98	2.94	5.32
Stock price (Nasdaq: FISI):
High	$15.40	15.99	12.25	15.00	15.99	14.95
Low	$10.91	3.27	9.71	9.90	6.98	3.27
Close	$14.62	11.78	11.78	9.97	13.66	7.62

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2010	2009
	First	Year ended	Fourth Third		Second	First
	Quarter	December 31,	Quarter Quarter		Quarter	Quarter
SELECTED AVERAGE BALANCES
(Amounts in thousands)
Federal funds sold and interest-earning deposits	$14,366	37,214	16,457	39,945	49,105	43,618
Investment securities (1)	658,181	609,606	657,299	585,830	593,740	601,199
Loans (2):
Commercial	204,905	204,235	211,626	216,235	203,286	185,372
Commercial mortgage	333,579	306,763	326,313	310,476	298,090	291,755
Residential mortgage	143,780	161,055	146,853	149,815	170,865	177,142
Home equity	199,903	193,929	199,367	195,601	191,291	189,328
Consumer indirect	352,778	313,239	349,231	334,123	301,112	267,360
Other consumer	28,145	30,791	29,903	30,754	30,831	31,696

Total loans	1,263,090	1,210,012	1,263,293	1,237,004	1,195,475	1,142,653
Total interest-earning assets	1,935,637	1,856,832	1,937,049	1,862,779	1,838,320	1,787,470
Goodwill	37,369	37,369	37,369	37,369	37,369	37,369
Total assets	2,112,192	2,033,916	2,117,775	2,040,030	2,012,337	1,963,764
Interest-bearing liabilities:
Interest-bearing demand	392,896	365,873	374,787	361,147	366,985	360,470
Savings and money market	401,294	383,697	400,966	369,562	392,355	371,738
Certificates of deposit	689,284	685,259	697,292	699,011	676,221	668,041
Borrowings	94,811	90,005	114,721	94,642	78,763	71,363

Total interest-bearing liabilities	1,578,285	1,524,834	1,587,766	1,524,362	1,514,324	1,471,612
Noninterest-bearing demand deposits	313,227	293,852	308,491	298,723	286,155	281,690
Total deposits	1,796,701	1,728,681	1,781,536	1,728,443	1,721,716	1,681,939
Total liabilities	1,909,662	1,839,576	1,919,352	1,845,010	1,819,891	1,772,377
Shareholders’ equity	202,530	194,340	198,423	195,020	192,446	191,387
Common equity (3)	149,066	141,102	145,055	141,741	139,253	138,281
Tangible common equity (4)	$111,697	103,593	107,654	104,269	101,709	100,660
Common shares outstanding:
Basic	10,746	10,730	10,742	10,738	10,723	10,716
Diluted	10,801	10,769	10,785	10,779	10,765	10,747
SELECTED AVERAGE YIELDS/
RATES AND RATIOS
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.21%	0.22	0.22	0.20	0.21	0.25
Investment securities	3.47%	4.00	3.55	3.79	4.16	4.54
Loans	5.97%	6.01	6.00	6.01	5.99	6.04
Total interest-earning assets	5.08%	5.23	5.12	5.19	5.24	5.39
Interest-bearing demand	0.20%	0.21	0.20	0.19	0.20	0.25
Savings and money market	0.28%	0.28	0.30	0.29	0.27	0.27
Certificates of deposit	1.95%	2.51	2.20	2.49	2.63	2.76
Borrowings	3.34%	3.47	2.84	3.35	3.91	4.21
Total interest-bearing liabilities	1.17%	1.46	1.29	1.46	1.50	1.59
Net interest rate spread	3.91%	3.77	3.83	3.73	3.74	3.80
Net interest rate margin	4.12%	4.04	4.06	3.99	4.01	4.09
Net income (annualized returns on):
Average assets	1.02%	0.71	1.02	0.66	0.52	0.61
Average equity	10.67%	7.43	10.87	6.93	5.48	6.29
Average common equity (6)	11.97%	7.61	12.33	6.95	4.91	6.01
Average tangible common equity (7)	15.97%	10.37	16.62	9.45	6.72	8.25
Efficiency ratio (8)	60.31%	65.52	59.93	63.43	69.49	69.72

FINANCIAL INSTITUTIONS, INC.
Summary of Quarterly Financial Data (Unaudited)

	2010	2009
	First	Year ended	Fourth Third		Second	First
	Quarter	December 31,	Quarter Quarter		Quarter	Quarter
ASSET QUALITY DATA
(Dollar amounts in thousands)
Nonaccrual loans	$6,685	6,822	6,822	5,816	9,496	8,826
Accruing loans past due 90 days or more	2	1,859	1,859	1	2	301

Total non-performing loans	6,687	8,681	8,681	5,817	9,498	9,127
Foreclosed assets	771	746	746	696	1,046	877
Non-performing investment securities	661	1,015	1,015	1,431	3,175	3,396

Total non-performing assets	$8,119	10,442	10,442	7,944	13,719	13,400

Net loan charge-offs	$573	5,710	1,129	2,452	1,131	998
Net charge-offs to average loans (annualized)	0.18%	0.47	0.35	0.79	0.38	0.35
Total non-performing loans to total loans	0.53%	0.69	0.69	0.46	0.78	0.79
Total non-performing assets to total assets	0.38%	0.51	0.51	0.37	0.69	0.66
Allowance for loan losses to total loans	1.62%	1.64	1.64	1.65	1.69	1.70
Allowance for loan losses to
non-performing loans	308%	239	239	357	217	215

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.
(4) Excludes preferred shareholders’ equity, goodwill and other intangible assets.

(5) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period. There is no ratio shown for periods where the Company both declares a dividend and incurs a loss during the period because the ratio would result in a negative payout since the dividend declared (paid out) will always be greater than 100% of earnings.

(6) Net income available to common shareholders divided by average common equity.

(7) Net income available to common shareholders divided by average tangible equity.

(8) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.